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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  January 16, 1997



                              BOOLE & BABBAGE, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



    0-132-58                                           94-1651571
(Commission File No.)                        (IRS Employer Identification No.)



                                3131 ZANKER ROAD
                           SAN JOSE, CALIFORNIA  95134
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (408) 526-3000




                             --------------------

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On January 16, 1997, Minimum Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), was merged with and into MAXM, pursuant to an Agreement and Plan of Merger and Reorganization dated as of December 10, 1996 (the "Agreement"), among the Registrant, Merger Sub and MAXM. See Exhibit 2.1 attached hereto. The terms of the Agreement were determined through arms' length negotiations between the Registrant and MAXM. There was no material relationship between MAXM and the Registrant or any of Registrant's affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

     The merger of Merger Sub with and into MAXM (the "Merger") became effective at the time of the filing of a Certificate of Merger with the Delaware Secretary of State on January 16, 1997 (the "Effective Time"). At the Effective Time: (a) Merger Sub ceased to exist; (b) MAXM, as the surviving corporation in the Merger, became a wholly owned subsidiary of the Registrant; and (c) by virtue of the Merger and without any further action on the part of the Registrant, Merger Sub, or MAXM, each outstanding share of voting capital stock of MAXM (the "MAXM Shares") was converted into the right to receive the voting common stock of the Registrant (the "Boole Common Stock") as follows:

               (i) Each share of MAXM's Class A preferred stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time was converted into the right to receive a fraction of a share of Boole Common Stock determined by dividing $3.305 plus dividends accrued from December 31, 1996 to the Effective Time by $23.00, which was the average closing price on the Nasdaq National Market for shares of Boole Common Stock for the five (5) trading days ending on January 8, 1997.

               (ii) Each share of MAXM's Class B preferred stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time was converted into the right to receive a fraction of a share of Boole Common Stock determined by dividing $3.810 plus dividends accrued from December 31, 1996 to the Effective Time by $23.00.

               (iii) Each share of MAXM's Class C preferred stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time was converted into the right to receive a fraction of a share of Boole Common Stock determined by dividing $5.077 plus dividends accrued from December 31, 1996 to the Effective Time by $23.00.

               (iv) Each share of MAXM's common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive such fraction of a share of Boole Common Stock as is equal to (x) 1,137,930 reduced by the aggregate number of shares allocated pursuant to subsections (i), (ii), and (iii) above, divided by (y) the number of the shares of MAXM's common stock outstanding immediately prior to the Effective Time.

All entitlements to fractional shares will be paid in cash. In addition Boole will pay cash to former shareholders of MAXM who exercised their appraisal rights under Delaware law and have accepted Boole's cash settlement offer.

     The Registrant will issue approximately 1,137,114 shares of Boole Common Stock to former stockholders of MAXM in connection with the Merger. Ten percent of these shares will be held in escrow to secure the indemnification obligations of MAXM and the former shareholders of MAXM under the Agreement pursuant the terms of an Escrow Agreement dated as of January 16, 1997.

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     The Merger is intended to be taxable to the shareholders of MAXM and will be accounted for as a pooling of interests. A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 99.1.

     MAXM develops, markets and supports client/server software solutions used by network and system operations management and service support. MAXM's flagship product, MAX/Enterprise, is comprised of a powerful automation server and text and graphic clients, integral product components, a software development toolkit (an "SDK"), and related professional services. These products and services centralize and automate the detection and correction of problems to increase the availability of important applications and the technology infrastructure that supports them. This practice, event management, decreases or eliminates "downtime".

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of the Business Acquired

          Not required to be filed pursuant to Rule 3-05(b)(2)(i) of Regulation S-X.

     (b)  Pro Forma Financial Information

          Not required to be filed pursuant to Rule 11-01(b)(2) of Regulation S-
          X.

     (c)  Exhibits

          Exhibit Nos.        Description

          2.1 Agreement and Plan of Merger and Reorganization dated as of December 10, 1996, among Boole & Babbage, Inc., a Delaware corporation, Merger Acquisition Sub, Inc., a Delaware corporation, and MAXM Systems Corporation, a Delaware corporation

          99.1           Press Release of Boole & Babbage, Inc. dated January
                         16, 1997

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      BOOLE & BABBAGE, INC.


Dated:  January 30, 1997              By: /s/ Paul E. Newton
                                          ---------------------------------
                                          Paul E. Newton
                                          President and Chief Executive Officer